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                                                                     Exhibit 5.1


                 Opinion of Akerman, Senterfitt & Eidson, P.A.
      regarding the legality of the Class A common stock being registered



                              November 21, 2001


SBA Communications Corporation
One Town Center Road
Third Floor
Boca Raton, Florida 33486

Ladies and Gentlemen:


     We have acted as counsel to SBA Communications Corporation, a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering by the Company of up to an aggregate of 5,000,000 shares (the "Shares") of the Company's Class A common stock, $.01 par value per share, which may be issued from time to time.



     In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion. We have assumed that the issuance of the Shares will have been duly authorized and that the shares have been issued against receipt of the consideration approved by the Board of Directors of the Company or a committee thereof which will be not less than the par value thereof.


     Based upon the foregoing examination, we are of the opinion that the Shares, when and to the extent issued and sold by the Company, will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                 Sincerely,

                                 AKERMAN, SENTERFITT & EIDSON, P.A.

                                 /s/ Akerman, Senterfitt & Eidson, P.A.